EXHIBIT 10.1

THIRD AMENDMENT TO THE

PIONEER NATURAL RESOURCES COMPANY

2006 LONG TERM INCENTIVE PLAN

THIS THIRD AMENDMENT (the “Third Amendment”) to the Pioneer Natural Resources Company 2006 Long Term Incentive Plan, as amended from time to time (the “Plan”), is effective January 1, 2009 (the “Effective Date”), and is made by Pioneer Natural Resources Company (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;

WHEREAS, Section 10(c) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan to increase the Plan’s share limitation with the approval of the Company’s stockholders not later than the annual meeting next following such Board action; and

WHEREAS, the Board has determined that it is desirable to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s 2009 annual meeting.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below.

1.         Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan since its inception shall not exceed 9,100,000 shares and the total number of shares of Stock received and available for delivery in connection with ISOs under this Plan since its inception shall not exceed 9,100,000 shares. No Award may be granted under the Plan on or after the 10 year anniversary of the Effective Date.

2.	Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this Third Amendment by its duly authorized officer, effective as of the Effective Date.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Larry N. Paulsen
Larry N. Paulsen,
Vice President, Administration and Risk Management

Date:	June 17, 2009